Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint Christopher Castello, David Kelly, Ella Campi, Gordon Kiesling, Kiye Sakai and Tim Geller, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of securities issued by UBS AG or securities issued by UBS AG and co-obligated by UBS Switzerland AG, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Ralph A.J.G. Hamers Ralph A.J.G. Hamers	President of the Executive Board (principal executive officer)

/s/ Sarah Youngwood Sarah Youngwood	Chief Financial Officer (principal financial officer)

/s/ Christopher Castello Christopher Castello	Controller and Chief Accounting Officer (principal accounting officer)

/s/ Jeremy Anderson Jeremy Anderson	Member of the Board Of Directors

/s/ Claudia Böckstiegel Claudia Böckstiegel	Member of the Board of Directors

/s/ William C. Dudley William C. Dudley	Member of the Board of Directors

/s/ Patrick Firmenich Patrick Firmenich	Member of the Board of Directors

/s/ Mark Hughes Mark Hughes	Member of the Board of Directors

/s/ Nathalie Rachou Nathalie Rachou	Member of the Board of Directors

/s/ Julie G. Richardson Julie G. Richardson	Member of the Board of Directors

/s/ Dieter Wemmer Dieter Wemmer	Member of the Board of Directors

/s/ Jeanette Wong Jeanette Wong	Member of the Board of Directors